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                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
      EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)



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

                                                                        From
                                                                    Inception on
                                                                     February 9,
                             For the Three Months Ended April 30,   1984 Through
                            -------------------------------------     April 30,
Primary and Fully Diluted:     1996                1995                 1996
                            ----------------------------------------------------

Average Shares Outstanding    5,017,354          4,831,210            1,525,600

Net Loss                      $ (83,881)        $  (97,214)         $(1,653,904)
                              --------------------------------------------------
Earnings (Loss) Per Share     $   (0.02)        $    (0.02)         $     (1.08)
                              --------------------------------------------------
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